UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

 FORM 8-K
___________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):   February 11, 2011

Feel Golf Company, Inc.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

California	000-26777	77-0532590
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

1354-T Dayton St.
Salinas, CA 93901
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(831) 422-9300
 (ISSUER TELEPHONE NUMBER)

Copies to:
Gregg E. Jaclin, Esq.
Anslow & Jaclin, LLP
195 Route 9 South, Suite 204
Manalapan, New Jersey 07726
(732) 409-1212

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On February 11, 2011 (the “Closing Date”), Feel Golf Company Inc., a California Corporation, (hereinafter referred to as the “Company”, “we,” “us” or “our”) and Long Side Ventures, LLC, a Florida Limited Liability Company (“Long Side” or the “Holder” or the “Investor(s)”) entered into a Fifteen Percent (15%) Convertible Debenture (the “Debenture”), whereby the Company promised to pay to on order, without demand, the sum of Two Hundred Fifty Thousand Dollars ($250,000), with simple interest accruing at an annual rate equal to Fifteen Percent (15%) with a maturity date of February 10, 2013 (the “Maturity Date”). The Holder of the Debenture has the right from and after the Closing Date and at any time until the Debenture is fully paid, to convert any outstanding and unpaid principal portion of the Debenture, and accrued interest, at the election of the Holder into fully paid and non-assessable shares of Common Stock. The conversion price per share of the Debenture shall be the higher of: (i.) 50% of the average of the five lowest intraday prices for the Company’s common stock during the previous Fifteen (15) trading days: or (ii) $0.0001 (the “Conversion Price”). The Debenture was entered into in connection with the Company’s acquisition of Pro Line Sports, Inc., (“Pro Line”) filed on the Current Report to Form 8-K on January 7, 2011.

Additionally on the Closing Date, the Company entered into a Security Agreement and Pledge Agreement with the Holder whereby it irrevocably pledged to the Holder all of the issued and outstanding shares of Pro Line Sports, Inc., as security for the Company’s obligations under the Debenture.

In addition on the Closing Date, the Company and Long Side entered into a Revenue Sharing Agreement whereby the Company shall  pay Long Side, One Percent (1%) of gross revenues from all sales of the Company, Pro Line and any other business acquired during the term hereof.   The revenue share shall commence on the Date of Closing and continue until December 31, 2014 and each payment shall be disbursed to Long Side on or before the Fifteenth (15th) day of the month for those sales in the previous calendar month.

Item 3.02 Unregistered Sales of Equity Securities

The information pertaining to the issuance of the Debenture and Security Rights Agreement in Item 1.01 is incorporated herein by reference in its entirety.

The issuance of the Debentures was not registered under the Securities Act of 1933 (the “Securities Act”). Such issuance of Debentures was exempt from registration under the safe harbor provided by Regulation D Rule 506 and Section 4(2) of the Securities Act. We made this determination in part based on the representations of Investors, which included, in pertinent part, that such Investors was an “accredited investor” as defined in Rule 501(a) under the Securities Act, and upon such further representations from the Investors that (a) the Investor is acquiring the securities for his, her or its own account for investment and not for the account of any other person and not with a view to or for distribution, assignment or resale in connection with any distribution within the meaning of the Securities Act, (b) the Investor agrees not to sell or otherwise transfer the Debenture unless they are registered under the Securities Act and any applicable state securities laws, or an exemption or exemptions from such registration are available, (c) the Investor either alone or together with its representatives has knowledge and experience in financial and business matters such that he, she or it is capable of evaluating the merits and risks of an investment in us, and (d) the Investor has no need for the liquidity in its investment in us and could afford the complete loss of such investment.  Our determination is made based further upon our action of (a) making written disclosure to the Investors in the Securities Agreement prior to the closing of sale that the Debentures have not been registered under the Securities Act and therefore cannot be resold unless they are registered or unless an exemption from registration is available and (b) making write description of the Debentures being offered, the use of the proceeds from the offering and any material changes in the Company’s affairs that are not disclosed in the documents furnished and (b) placement of a legend on the certificate that evidences the Debentures stating that the Debentures have not been registered under the Securities Act and setting forth the restrictions on transferability and sale of the Debentures, and upon such inaction of  the Company of any general solicitation or advertising for Debentures herein issued in reliance upon Regulation D Rule 506 and Section 4(2) of the Securities Act.

Item 8.01 Other Events

On February 14, 2011, the Company issued a press release announcing the successful completion of the acquisition of Pro Line Sports, Inc., effective February 14, 2011.

 A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01Financial Statement and Exhibits

(d)	Exhibits.
10.1*	Asset Purchase Agreement dated December 4, 2010 by and between Feel Golf Company, Inc. and Pro Line Sports, Inc.

10.2	Fifteen Percent Convertible Debenture dated February 11, 2011 by and between Feel Golf Company, Inc., and Long Side Ventures LLC
10.3	Form of Revenue Sharing Agreement dated February 11, 2011 by and between Feel Golf Company, Inc., and Long Side Ventures LLC
10.4	Form of Pledge Agreement dated February 11, 2011 by and between Feel Golf Company, Inc., Long Side Ventures, LLC, and Jonathan D. Leinwand, P.A.
10.5	Security Agreement dated February 11, 2011 by and between Feel Golf Company, Inc., and Long Side Ventures, LLC.
99.1	Press Release issued by Feel Golf Company, Inc. dated February 14th, 2011

* Filed on January 7, 2010 as exhibit 10.1 to the Current Report on Form 8-K

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Feel Golf Company, Inc.

Date: February 14, 2011	By:	/s/ Lee Miller
Name: Lee Miller
Title: Chief Executive Officer